                                    EXHIBIT 5

                        OPINION OF RAY QUINNEY & NEBEKER






                                  June 3, 1997


Scott C. Ulbrich,
Executive Vice President and Chief Financial Officer
First Security Corporation
2nd Floor
79 South Main Street
Salt Lake City, Utah  84111

James Haig
3430 Seven Springs Drive
Sandy, Utah  84092

          Re: REGISTRATION OF 78,000 SHARES OF FIRST SECURITY CORPORATION COMMON STOCK FOR JAMES HAIG.


Dear Messrs. Ulbrich and Haig:

     This Firm has acted as counsel to First Security Corporation, a Delaware corporation ("the Company), in connection with its registration of 78,000 shares of its common stock, par value $1.25 ("the Shares") at the request of James Haig, a former shareholder of the Olson & Haig Insurance Agency. In this connection we have prepared the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on June 4, 1997.

     In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:

Scott C. Ulbrich
James Haig
June 3, 1997
Page 2





     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.


     2. The Shares are duly and validly issued and are fully paid and nonassessable.


     3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of First Security Corporation Common Stock in respect of the Shares.


         We hereby consent to the use of our name in the Prospectus and Registration Statement and therein being disclosed as counsel to the Company in this matter.



                                   Very truly yours,

                                   RAY, QUINNEY & NEBEKER

                                   /s/ A. Robert Thorup
                                   -----------------------------------
                                   A. Robert Thorup











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